FRIEDMAN LLP
                   ACCOUNTANTS AND ADVISERS





                                      August 25, 2006


Securities and Exchange Commission
100 F Street< NE
Washington, DC 20549


                    Re: ICT Technologies, Inc.


	We have read the statements made by ICT
Technologies, Inc. pursuant to Item 4 of the Form 8-K captioned, "Changes in Registrant's Certifying Accountant,
"as part of the Company's Form 8-K report dated August 18,
2006. We agree with such statements made concerning our Firm in such Form 8-K.

	We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

                                   Very truly yours,




				/s/ Friedman LLP
                                    Fiedman LLP

FLLP:rs
ew 2006.08.SEC.ICT.Tech


1700 Broadway, New York, nY 10019 T 212-842-7000
F 212-842-7001 www.FriedmanLLP.COM
Offices in New York, Long Island and New Jersey and a Member of DFK with affiliates worldwide